As filed with the Securities and Exchange Commission on November 6, 2007

Registration No. 333- 130099

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HEMOSENSE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3841	77-0452938
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

HemoSense, Inc.

651 River Oaks Parkway

San Jose, California 95134

(408) 719-1393

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James D. Merselis

President and Chief Executive Officer

HemoSense, Inc.

651 River Oaks Parkway

San Jose, California 95134

(408) 719-1393

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ____________

The Registration Statement on Form S-1 (Registration No. 333-130099) (the “Registration Statement”) of HemoSense, Inc. (“HemoSense”) pertaining to the registration of 2,222,223 shares of HemoSense’s common stock, $0.001 par value per share (“HemoSense Common Stock”), acquired by the selling stockholders named therein from us in a series of private placements consummated on November 4, 2005, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on December 2, 2005.

HemoSense, Inverness Medical Innovations, Inc. (“Inverness”) and Spartan Merger Sub, Inc., a wholly owned subsidiary of Inverness (“Merger Sub”), entered into an Agreement and Plan of Reorganization, dated as of August 6, 2007 (the “Merger Agreement”), that provides for, among other things, the merger of Merger Sub with and into HemoSense, with HemoSense surviving as a wholly owned subsidiary of Inverness, and the conversion of each outstanding share of HemoSense Common Stock into the right to receive 0.274192 shares of common stock, par value $0.001 per share, of Inverness (the “Merger”).

The Merger was completed on November 6, 2007.

As a result of the Merger, HemoSense has terminated all offerings of HemoSense Common Stock pursuant to its existing registration statements, including the Registration Statement. Accordingly, HemoSense hereby removes from registration all shares of HemoSense Common Stock registered under the Registration Statement which remain unsold as of the time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, California, on November 6, 2007.

HEMOSENSE, INC.

By:	/s/ James D. Merselis
James D. Merselis
President and Chief Executive Officer